EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements (No. 333-256458, No. 333-217793, No. 333-190646, No. 333-168761, No. 333-168760, No. 333-168758, No. 333-159935, No. 333-142742, No. 333-91682, and No. 333-31366) on Form S-8 and (No. 333-159127) on Form S-3 of our report dated March 1, 2022, with respect to the consolidated financial statements of HNI Corporation and the effectiveness of internal control over financial reporting.
Our report dated March 1, 2022 on the effectiveness of internal control over financial reporting as of January 1, 2022 contains an explanatory paragraph that states the Company acquired Trinity Hearth and Home Inc. and The Outdoor GreatRoom Company during 2021, and management excluded these acquired businesses from its assessment of the effectiveness of the Company's internal control over financial reporting as of January 1, 2022. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the operations of the acquired businesses.

/s/ KPMG LLP
Chicago, Illinois
March 1, 2022